Exhibit 99.1

News Corp Announces Agreement to Sell Foxtel to DAZN for Enterprise Value of A$3.4 Billion

Foxtel, which has transformed into a digital and streaming leader in sports and entertainment content under News Corp management, will join DAZN, a global provider of sports streaming, giving international exposure to Australian sport, while bringing Australian sports fans greater access to programming from across the globe

Enterprise value represents more than 7x Fiscal 2024 Foxtel EBITDA, including repayment of shareholder loans amounting to A$706 million and minority equity interest of approximately 9% in DAZN

Transaction enables News Corp to further simplify to drive long-term stockholder value and increase focus on key growth pillars

SYDNEY – December 23, 2024 – News Corporation (“News Corp” or the “Company”) (Nasdaq: NWS, NWSA: ASX: NWS, NWSLV) announced today that it has entered into a definitive agreement for the sale of Foxtel Group (“Foxtel”) to DAZN Group Limited (“DAZN”), a premier global sports streaming platform.

Under the terms of the agreement, shareholder loans in the amount of A$578 million outstanding and owing to News Corp will be repaid in full in cash at closing. Foxtel’s current debt will be refinanced at closing and transfer with Foxtel, and News Corp will hold a minority equity interest in DAZN of approximately 6% as well as one seat on its Board of Directors. Telstra Group Ltd (“Telstra”) will also sell its minority interest in Foxtel, have its shareholder loans of A$128 million repaid, and take a minority stake in DAZN of approximately 3%. The proposed transaction values Foxtel at an enterprise value of A$3.4 billion, representing more than 7x fiscal 2024 Foxtel EBITDA.

The agreement follows a strategic and financial review of Foxtel as part of News Corp’s ongoing efforts to optimize its portfolio and simplify the structure of the Company.

Under News Corp’s management, Foxtel has become a digital and streaming leader in sports and entertainment. With DAZN’s global reach, industry leading technology and broad content portfolio, the proposed transaction enhances Foxtel’s position as a digital-first, streaming-focused business, led by the current CEO, Patrick Delany, and his world-class management team.

The proposed transaction likewise empowers News Corp to further focus on its key growth segments: Dow Jones, Digital Real Estate Services and Book Publishing, while also providing the Company with a shareholding in a larger, global sports streaming and entertainment company with over 300 million viewers across 200 markets. DAZN continues to experience significant growth as it pursues expansion into new markets and across more sports.

The transaction, which is expected to close in the second half of fiscal 2025, is subject to regulatory approvals and other customary closing conditions. For News Corp financial reporting purposes, Foxtel will be classified as discontinued operations as of the second quarter of fiscal 2025.

“This agreement is a victory for News Corp shareholders, DAZN, and sport fans in Australia and around the world,” said News Corp Chief Executive Robert Thomson. “Foxtel has been transformed into a genuine digital and streaming leader in Australia, and we believe DAZN is the right owner to take the business to the next level with their technological capabilities, global footprint and compelling sports rights. This transaction also allows News Corp to focus on our other growth pillars of Dow Jones, Digital Real Estate and Book Publishing, while benefiting from repayment of our shareholder loans and an improved credit profile. We are proud to be a long-term partner of DAZN and its talented team.”

Shay Segev, Chief Executive Officer of DAZN, said: “Australians watch more sport than any other country in the world, which makes this deal an incredibly exciting opportunity for DAZN to enter a key market, marking another step in our long-term strategy to become the global home of sport. Foxtel is a successful business that has undergone a remarkable digital transformation in recent years, and we are confident that our global reach and relentless pursuit of innovation will continue to drive the business forward and ensure long-term success.

“We are committed to supporting and investing in Foxtel’s television and streaming services, across both sports and entertainment, using our world-leading technology to further enhance the viewing experience for customers. We are also committed to using our global reach to export Australia’s most popular sports to new markets around the world, and we will continue to promote women’s and under-represented sports.

“We’re looking forward to working closely with Patrick Delany and his team, as well as News Corp and Telstra as shareholders in DAZN, to realise our ambitious vision for the future of sport entertainment.”

The Chairman of Foxtel, Siobhan McKenna, said the agreement with DAZN was international recognition of the transformation of Foxtel from an incumbent pay TV operator to a sports and entertainment digital and streaming leader. “Over the last seven years the Foxtel team, with the strong support of News, have achieved an extraordinary turnaround in an intensely competitive environment.”

Foxtel Group CEO Patrick Delany said: “News Corp’s unwavering support and guidance has seen Foxtel successfully reinvent itself into a dynamic, streaming-led business delivering strong financial performance. We are excited to embark on the next chapter with DAZN, a premier global sports streaming provider, as our new shareholder. DAZN’s backing will enhance our strategy needed, provide access to their global reach, and strengthen the infrastructure and technology to accelerate our transformation. Most importantly, we will continue to be a proudly Australian-based business, led by local management, committed to delivering locally-produced sports and entertainment content for our audiences."

Goldman Sachs served as financial advisor and Gibson, Dunn & Crutcher LLP and Allens served as legal advisor to News Corp on the transaction.

Forward-Looking Statements

This release contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “potential,” “will,” “should” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this release and include statements with respect to, among other things, the expected timing for the completion of, and the potential benefits from, the sale of Foxtel. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors, such as the risks and uncertainties related to the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the sale, could cause actual results to differ materially from those described in these forward-looking statements. The forward-looking statements in this release speak only as of this date and News Corp and Foxtel undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About News Corp
News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The Company comprises businesses across a range of media, including: information services and news, digital real estate services, book publishing and subscription video services in Australia. Headquartered in New York, News Corp operates primarily in the United States, Australia and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at http://www.newscorp.com.

About Foxtel
The Foxtel Group is one of Australia's leading media companies with 4.7 million subscribers. Its businesses include subscription television, streaming, sports production and advertising. The Foxtel Group is owned 65% by News Corp and 35% by Telstra.

The Foxtel Group's diversified business includes Fox Sports, Australia's leading sports production company, famous for live sports and shows with the best commentators and personalities. It is also the home of local and global entertainment content and continues to be the partner of choice for the widest range of sports and international content providers based on established, long-term relationships, growing streaming audiences, and position as the largest Australian-based subscription television company.

About DAZN

As a world-leading sports entertainment platform, DAZN streams over 90,000 live events annually and is available in more than 200 markets worldwide.

DAZN is the home of European football, women’s football, boxing and MMA, and the NFL internationally. The platform features the biggest sports and leagues from around the world – Bundesliga, Serie A, LALIGA, Ligue 1, Formula 1, NBA, Moto GP, and many more including the 2025 FIFA Club World Cup.

DAZN is transforming the way people enjoy sport. With a single, frictionless platform, sports fans can watch, play, buy, and connect. Live and on-demand sports content, anywhere, in any language, on any device – only on DAZN.

DAZN partners with leading pay-TV operators, ISPs and Telcos worldwide to maximise sports exposure to a broad audience. Its partners include Deutsche Telekom, Orange, Sky, Movistar, Telenet, Vodafone, and many more.

DAZN is a global, privately-owned company, founded in 2016, with more than 3,000 employees. The Group generated $3.2bn in revenue in 2023, having grown its annual revenues by over 50% on average from 2020 to 2023, through diverse revenue streams comprising subscriptions, advertising, sponsorship, and transactional. For more information on DAZN, our products, people, and performance, visit www.dazngroup.com.

Contacts

News Corp Corporate Communications
Arthur Bochner
646-422-9671
abochner@newscorp.com

News Corp Australia
John Connolly
+61 417 684 064
jc@jcp.com.au

News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

Anthony Rudolf
212-416-3040
arudolf@newscorp.com

DAZN Corporate Communications (Hawthorn Advisors)
Richard Suchet
+44 7824 824943
DAZN@hawthornadvisors.com

Telstra Communications Principal
Jonathon Larkin
+61 0477 310 149
jonathon.larkin@team.telstra.com

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